    As filed with the Securities and Exchange Commission on October 13, 2000

                                                     Registration No. 333-
                                                                          ------

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           The Securities Act of 1933
                      ------------------------------------

                                  U.S. BANCORP
             (Exact name of registrant as specified in its charter)

           DELAWARE                                             41-0255900
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                 U.S. BANK PLACE
                             601 SECOND AVENUE SOUTH
                        MINNEAPOLIS, MINNESOTA 55402-4302
               (Address of principal executive offices) (Zip Code)

                       SCRIPPS BANK 1992 STOCK OPTION PLAN
                       SCRIPPS BANK 1995 STOCK OPTION PLAN
              SCRIPPS BANK 1998 OUTSIDE DIRECTORS STOCK OPTION PLAN
                           (Full titles of the plans)

                               LEE R. MITAU, ESQ.
                                 U.S. BANK PLACE
                             601 SECOND AVENUE SOUTH
                        MINNEAPOLIS, MINNESOTA 55402-4302
                     (Name and address of agent for service)
                                 (612) 973-1111
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                            ELIZABETH C. HINCK, ESQ.
                              DORSEY & WHITNEY LLP
                             220 SOUTH SIXTH STREET
                          MINNEAPOLIS, MINNESOTA 55402
                                 (612) 340-2600

                         ------------------------------

                                            CALCULATION OF REGISTRATION FEE
========================================================================================================================

Title of                                    Proposed                   Proposed
securities          Amount                  maximum offering           maximum aggregate            Amount of
being registered    to be registered(1)     price per share (2)        offering price (2)           registration fee
------------------------------------------------------------------------------------------------------------------------
Common Stock
($1.25 par value)   327,194 shares          $20.09                    $6,574,554.44                 $1,735.68
========================================================================================================================
(1) Pursuant to rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount interests to be offered or sold pursuant to the employee benefit plan described herein. This registration shall also cover any additional shares of common stock which shall become issuable under the Scripps Bank Stock Option Plan,
Scripps Bank 1995 Stock Option Plan and Scripps Bank 1998 Outside Directors Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the registrant's common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (h) and (c), based upon the average of the high and low prices of the registrant's common stock, as reported on the New York Stock
Exchange on October 12, 2000.
========================================================================================================================

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents that have been filed by U.S. Bancorp (the "Company") with the Securities and Exchange Commission are incorporated by reference in this registration statement, as of their respective dates:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

         (b) the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 2000 and June 30, 2000;

         (c) the Company's Current Reports on Form 8-K, filed on July 20, 2000, August 22, 2000, October 4, 2000 and October 12, 2000; and

         (d) the description of the Company's Common Stock contained in Item 1 of the Registration Statement on Form 8-A dated March 19, 1984, as amended in its entirety by that Form 8 Amendment dated February 26, 1993 and that Form 8-A/A-2 dated October 6, 1994, and any amendment or report filed for the purpose of updating such description filed subsequent to the date of this registration statement and prior to the termination of the offering described herein.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

      The description of the Company's capital stock to be offered pursuant to this registration statement has been incorporated by reference into this registration statement as described in Item 3 of this Part II.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

     Article Ninth of the Company's Restated Certificate of Incorporation provides that a director shall not be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under the Delaware statutory provision making directors personally liable for unlawful payment of dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Bylaws of the Company provide that the officers and directors of the Company shall be indemnified to the full extent permitted by the Delaware General Corporation Law, as amended from time to time. The Board of Directors has discretion to indemnify any employee of the Company for actions arising by reason of the employee's employment with the Company. Expenses incurred by an officer or director in defending an action, suit or proceeding shall be paid by the Company in advance of any final disposition if such officer or director agrees to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified under Delaware law.

     The Company maintains a standard policy of directors' and officers' liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      No securities are to be reoffered or resold pursuant to this registration statement.

ITEM 8. EXHIBITS.

     4.1 Specimen certificate representing the Common Stock of the Company (incorporated by reference to Exhibit 4.1 to the Company's registration statement on Form S-8 dated August 1, 1997).

     4.2 Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998).

     4.3 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

     4.4 Certificate of Designation and Terms of Term Participating Preferred Stock of the Company (incorporated by reference to Exhibit 4.1 to the Company's registration statement on Form S-4, File No. 333-75603).

     4.5 Warrant Agreement, dated as of October 2, 1995, between the Company and First Chicago Trust Company of New York, as Warrant Agent, and Form of Warrant (incorporated by reference to Exhibits 4.18 and 4.19 to the Company's registration statement on Form S-3, File No. 33-61667).

     4.6 Warrant Agreement, dated as of November 20, 1990, between Metropolitan Financial Corporation and American Stock Transfer and Trust Company, as Warrant Agent; Supplemental Warrant Agreement, dated as of January 24, 1995, between the Company and American Stock Transfer and Trust Company, as Warrant Agent; and Form of Warrant (incorporated by reference to Exhibit 4E to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

     4.7 Forms of Warrant Agreements, dated as of November 5, 1996, between Monarch Bancorp (predecessor of Western Bancorp) and certain Warrantholders, and accompanying Forms of Warrants, assumed by U.S. Bancorp upon its acquisition of Western Bancorp on November 15, 1999 (incorporated by reference to Exhibit 4.5 to the Company's Annual Report on Form 10-K for the year ended December 31, 1999).

     4.8 Pursuant to Item 601(b) (4) (iii) (A) of Regulation S-K, copies of instruments defining the rights of holders of long-term debt are not filed. The Company agrees to furnish a copy thereof to the Securities and Exchange Commission upon request.

     5.1 Opinion of Dorsey & Whitney LLP as to legality of the securities being registered.

     23.1   Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

     23.2 Consent of Ernst & Young LLP (relating to the consolidated financial statements of the Company).

     24.1   Powers of Attorney.

ITEM 9. UNDERTAKINGS.

(a)  POST-EFFECTIVE AMENDMENTS.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      Provided, however, that paragraphs (a)(1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   CLAIMS FOR INDEMNIFICATION

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on October 13, 2000.


                                  U.S. BANCORP

                                  By  /s/ John F. Grundhofer
                                    --------------------------------------------
                                          John F. Grundhofer
                                          Chairman, Chief Executive Officer and
                                          Director


       Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



               Signature                         Title                          Date
               ---------                         -----                          ----


   /s/ John F. Grundhofer             Chairman, Chief Executive             October 13, 2000
------------------------------        Officer, and Director
John F. Grundhofer                    (principal executive officer)

   /s/ Andrew Cecere                  Chief Financial Officer               October 13, 2000
------------------------------        (principal financial officer)
Andrew Cecere

   /s/ Terrance R. Dolan              Senior Vice President and             October 13, 2000
------------------------------        Controller (principal
Terrance R. Dolan                     accounting officer)

                  *                   Director                              October 13, 2000
------------------------------
Linda L. Ahlers

                  *                   Director                              October 13, 2000
------------------------------
Harry L. Bettis




                  *                   Director                              October 13, 2000
------------------------------
Arthur D. Collins, Jr.

                  *                   Director                              October 13, 2000
------------------------------
Peter H. Coors

                  *                   Director                              October 13, 2000
------------------------------
Robert L. Dryden

                  *                   Director                              October 13, 2000
------------------------------
Joshua Green III

                  *                   Director                              October 13, 2000
------------------------------
Delbert W. Johnson

                  *                   Director                              October 13, 2000
------------------------------
Joel W. Johnson

                  *                   Director                              October 13, 2000
------------------------------
Jerry W. Levin

                  *                   Director                              October 13, 2000
------------------------------
Paul A. Redmond

                  *                   Director                              October 13, 2000
------------------------------
Richard G. Reiten






                  *                   Director                              October 13, 2000
------------------------------
S. Walter Richey


                  *                   Director                              October 13, 2000
------------------------------
Warren R. Staley

* By   /s/ Terrance R. Dolan
     -------------------------
       Terrance R. Dolan
       Attorney-in-Fact


                                  EXHIBIT INDEX



4.1 Specimen certificate representing the Common Stock of the Company (incorporated by reference to Exhibit 4.1 to the Company's registration statement on Form S-8 dated August 1, 1997).

4.2 Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998).

4.3 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

4.4 Certificate of Designation and Terms of Term Participating Preferred Stock of the Company (incorporated by reference to Exhibit 4.1 to the Company's registration statement on Form S-4, File No. 333-75603).

4.5 Warrant Agreement, dated as of October 2, 1995, between the Company and First Chicago Trust Company of New York, as Warrant Agent, and Form of Warrant (incorporated by reference to Exhibits 4.18 and 4.19 to the Company's registration statement on Form S-3, File No. 33-61667).

4.6 Warrant Agreement, dated as of November 20, 1990, between Metropolitan Financial Corporation and American Stock Transfer and Trust Company, as Warrant Agent; Supplemental Warrant Agreement, dated as of January 24, 1995, between the Company and American Stock Transfer and Trust Company, as Warrant Agent; and Form of Warrant (incorporated by reference to Exhibit 4E to the Company's Annual Report on Form 10-K for the year ended December 31,
     1996).

4.7 Forms of Warrant Agreements, dated as of November 5, 1996, between Monarch Bancorp (predecessor of Western Bancorp) and certain Warrantholders, and accompanying Forms of Warrants, assumed by U.S. Bancorp upon its acquisition of Western Bancorp on November 15, 1999 (incorporated by reference to Exhibit 4.5 to the Company's Annual Report on Form 10-K for the year ended December 31, 1999).

4.8 Pursuant to Item 601(b) (4) (iii) (A) of Regulation S-K, copies of instruments defining the rights of holders of long-term debt are not filed. The Company agrees to furnish a copy thereof to the Securities and Exchange Commission upon request.

5.1 Opinion of Dorsey & Whitney LLP as to legality of the securities being registered.

23.1 Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

23.2 Consent of Ernst & Young LLP (relating to the consolidated financial statements of the Company).

24.1 Powers of Attorney.